Exhibit 99

OSG

OSG America L.P.                                                                                                                        Press Release

For Immediate Release

OSG AMERICA L.P. REPORTS THIRD QUARTER RESULTS
OF ITS PREDECESSOR COMPANY

TAMPA, FL - December 19, 2007 - OSG America, L.P. (NYSE:OSP), the largest operator of U.S. Flag vessels transporting refined petroleum products, based on barrel-carrying capacity, today reported earnings for OSG America Predecessor (the "Predecessor") for the three and nine month periods ended September 30, 2007. The Predecessor's financial statements for the quarter ended September 30, 2007 are being filed in accordance with regulations of the Securities and Exchange Commission because the latest period included in its initial registration statement was for the six months ended June 30, 2007.

OSG America L.P., a Delaware limited partnership (the "Partnership"), was formed on May 14, 2007. On November 15, 2007, the Partnership completed an initial public offering of 7,500,000 common units at $19.00 per unit. The common units issued to the public represent a 24.5% limited partner interest in the Partnership. OSG America LLC, a wholly owned subsidiary of Overseas Shipholding Group, Inc. ("OSG"), is the sole general partner of the partnership and has a 2% general partner interest. Other subsidiaries of OSG hold a 73.5% limited partnership interest.

In connection with the initial public offering, OSG contributed to the Partnership the Predecessor's fleet of ten product carriers, seven articulated tug barges ("ATBs") and one conventional tug/barge unit, with an aggregate carrying capacity of approximately 4.9 million barrels. OSG also contributed to the Partnership a 37.5% ownership interest in Alaska Tanker Company, LLC, a joint venture that transports crude oil from Alaska to the continental United States.

For the three months ended September 30, 2007, the Predecessor reported a net loss of $1.6 million, compared with net income of $2.3 million in the quarter ended September 30, 2006. Income from vessel operations was $1.4 million in the quarter ended September 30, 2007 compared with $4.0 million in the same period of 2006. For the three months ended September 30, 2007, time charter equivalent1 ("TCE") revenues, a non-GAAP financial measure, were $48.3 million, an increase of $28.5 million, or 144%, from $19.8 million for the three months ended September 30, 2006. The increase in TCE revenues resulted principally from an increase of 851 revenue days compared with the same period a year earlier.

For the nine months ended September 30, 2007, the Predecessor reported net income of $5.3 million, compared with $7.0 million in the same period of 2006. Income from vessel operations was $14.0 million in the nine months ended September 30, 2007 compared with $11.4 million in the same period of 2006. For the nine months ended September 30, 2007, TCE revenues were $132.6 million, an increase of $79.4 million, or 149%, from $53.2 million for the nine months ended September 30, 2006. The increase in TCE revenues resulted principally from an increase in 2,486 revenue days from the same period a year earlier.

On or around February 14, 2008, the Partnership anticipates making its first distribution of available cash (as defined in Partnership Agreement of the Partnership) for the period from November 15, 2007 to December 31, 2007.

1See Reconciliation of Non-GAAP Financial Measure, later in this press release.

Statement of Consolidated Operations
OSG America Predecessor Condensed Combined Carve-out

The following unaudited predecessor condensed combined carve-out statements of operations have been prepared in accordance with generally accepted accounting principals for interim financial information.

($ in thousands)	Three Months Ended		Nine Months Ended
	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006
Shipping Revenues:
Time and bareboat charter revenues	$ 29,909	$ 13,343	$ 77,335	$ 33,333
Voyage charter revenues	25,875	8,280	77,549	26,127
	55,784	21,623	154,884	59,460
Operating Expenses:
Voyage expenses	7,480	1,844	22,324	6,246
Vessel expenses	23,905	9,179	60,017	22,372
Bareboat charter expenses	4,928	-	7,937	-
Depreciation and amortization	12,234	5,123	34,698	14,620
General and administrative allocated from OSG	5,791	1,479	15,903	4,818
Total Operating Expenses	54,338	17,625	140,879	48,056
Income from Vessel Operations	1,446	3,998	14,005	11,404
Equity in Income of Affiliated Companies	934	1,953	3,192	4,944
Operating Income	2,380	5,951	17,197	16,348
Other Income /(Expense)	-	-	(8)	9
	2,380	5,951	17,189	16,357
Interest Expense to a wholly-owned subsidiary of OSG	2,256	2,279	6,426	6,216
Interest Expense, other	1,267	76	3,805	3,032
Income/(Loss) before Federal Income Taxes	(1,143)	2,696	6,958	7,109
Provision for Federal Income Taxes	434	410	1,658	146
Net Income/(Loss)	$ (1,577)	$ 2,286	$ 5,300	$ 6,963
	===========	===========	===========	===========

The following table provides information with respect to average daily TCE rates earned and revenue days for the three and nine months ended September 30, 2007 and 2006:
	Three Months Ended		Nine Months Ended
	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006
Revenue Days:
Jones Act ATBs	525	-	1,720	-
Jones Act Product Carriers	695	366	1,782	1,011
Non-Jones Act Product Carriers	179	182	535	540
	1,399	548	4,037	1,551

Average Daily TCE Rates:
Jones Act ATBs	$ 33,859	$ -	$ 28,359	$ -
Jones Act Product Carriers	$ 37,239	$ 36,697	$ 35,872	$ 32,328
Non-Jones Act Product Carriers	$ 25,961	$ 34,879	$ 37,120	$ 38,019

The following table provides information with respect to average daily vessel expenses and operating days for the three and nine months ended September 30, 2007 and 2006:

	Three Months Ended		Nine Months Ended
	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006
Operating Days:
Jones Act ATBs	736	-	2,184	-
Jones Act Product Carriers	736	368	1,968	1,092
Non-Jones Act Product Carriers	184	184	546	546
	1,656	552	4,698	1,638

Average Daily Vessel Expenses:
Jones Act ATBs	$ 9,213	$ -	$ 8,277	$ -
Jones Act Product Carriers	$ 18,711	$ 17,174	$ 17,168	$ 13,340
Non-Jones Act Product Carriers	$ 18,223	$ 15,538	$ 14,932	$ 14,295

Vessel expenses for the Jones Act product carriers and non-Jones Act product carriers for the nine months ended September 30, 2007 included a higher level of damage repairs incurred on the non-Jones Act product carriers of approximately $900 per day and increases in crew wages effective July 1, 2007.

The following table provides pro forma information with respect to the Company's capitalization assuming the initial public offering and related transactions occurred on September 30, 2007:

(In thousands)
Total cash and cash equivalents	$ 235
==============
Debt, including current portion:
Long-term debt	50,270
Capital lease obligations	31,861
Advances from affiliated companies	51,000
Total debt	133,131

Equity:
Common units held by public	129,525
Common units held by general partner and affiliates	113,641
Subordinated units	227,282
General partner interest	9,277
Total equity	479,725
Total capitalization	$ 612,856
=============

The following table provides information for the nine months ended September 30, 2007, assuming the initial public offering and related transactions occurred at the beginning of the year and gives pro forma effect to (i) incremental expenses associated with being a public company, (ii) the elimination of income taxes, (iii) the elimination of interest expense on loans from affiliated companies, and (iv) incremental interest expense on assumed borrowings under the new senior secured revolving credit facility:

(In thousands, except number of units and per unit data)	Common Unit Holders	Subordinated Unit Holders	All Unit Holders
General Partner's Interest in Net Income			$ 189
Limited Partners Interest in Net Income	$ 9,271	$ -	$ 9,271

Pro forma Weighted Average Number of Units Outstanding	15,000,000	15,000,000	30,000,000
Pro forma Net Income Per Unit	$ 0.62	$ -	$ 0.31

Forward-Looking Statements
The combined statements of operations presented herein have been carved out of the consolidated financial statements of OSG. The Predecessor's financial position, results of operations and cash flows are not necessarily indicative of those that would have been achieved had the Partnership operated as an independent stand-alone entity as of September 30, 2007 and for the three and nine months then ended or of the Partnership's future results. This press release may contain forward-looking statements regarding the Partnership's prospects, including the outlook for tanker markets and the payment of cash distributions. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-look statements. Factors, risks and uncertainties that could cause actual results to differ from expectations reflected in such forward-looking statements are discussed in the section entitled "Risk Factors" in the Partnership's prospectus dated November 8, 2007 and those risks discussed in other reports the Partnership files with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Financial Measure
Consistent with general practice in the shipping industry, the Partnership uses time charter equivalent ("TCE") revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenues generated from voyage charters to revenues generated from time charters. TCE revenues, a non-U.S. GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable U.S. GAAP measure, because it assists management in making decisions regarding the deployment and use of our vessels and in evaluating their financial performance.

The following table reconciles time charter equivalent ("TCE") revenues to shipping revenues, as reported in the predecessor statements of operations:
($ in thousands)	Three Months Ended		Nine Months Ended
	Sep. 30 2007	Sep. 30 2006	Sep. 30 2007	Sep. 30 2006
TCE revenues	$ 48,304	$ 19,779	$ 132,560	$ 53,214
Voyage expenses	7,480	1,844	22,324	6,246
Shipping revenues	$ 55,784	$ 21,623	$ 154,884	$ 59,460
	============	==========	==========	==========

About OSG America L.P.
OSG America L.P. (NYSE: OSP) is the largest operator of U.S. Flag product carriers and barges transporting refined petroleum products based on barrel-carrying capacity. OSP has an operating fleet of 18 handysize product carriers and tug barges that trade primarily in the Jones Act Market.

Contact
For more information contact Jennifer L. Schlueter, Vice President Corporate Communications and Investor Relations, OSG Ship Management, Inc. at +1 212.578.1634 or jschlueter@osg.com

# # #